EXHIBIT 2




                       COMPUTER OUTSOURCING SERVICES, INC.



                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                PREFERENCES AND OTHER SPECIAL RIGHTS OF SERIES A
              CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK


          Series A Cumulative Convertible Participating Preferred Stock due 2007

          Computer Outsourcing Services, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), certifies that pursuant to the authority contained in its Certificate of
Incorporation (the "Certificate of Incorporation") and its By-Laws (the "By-Laws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Company (the "Board of Directors") at a meeting duly called and held on April 5, 2000, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:


          RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation and By-Laws, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

          Capitalized terms used herein are defined in Section 17.

          1.  Number  and  Designation.  The  Company  shall  have a  series  of
Preferred Stock, which shall be designated as its Series A Cumulative Convertible Participating Preferred Stock due 2007 (the "Series A Preferred Stock"), par value $0.01 per share, with 300,000 shares initially authorized and, subject to the limitations set forth herein, such number of additional shares as are authorized from time to time by resolution of the Board of Directors for payment of dividends (including Special Payments) on the Series A Preferred Stock in accordance with Section 11 hereof. Unless otherwise specified, references herein to any "Section" refer to the Section number specified in this Certificate of Designation.

          2. Issuance. The Company may issue up to 157,377 shares of Series A Preferred Stock in accordance with the Purchase Agreement dated April 7, 2000, and may issue additional shares of Series A Preferred Stock as dividends on the Series A Preferred Stock as may be determined from time to time by the Board of Directors, in accordance with the terms of this Certificate of Designation.

          3. Registered Form; Liquidation Preference; Registrar. Certificates for shares of Series A Preferred Stock shall be issuable only in registered form, with a liquidation preference equal to the Issuance Price per share of Series A Preferred Stock (the "Liquidation Preference"). The Company shall serve as initial Registrar and Transfer Agent (the "Registrar") for the Series A Preferred Stock.

          4. Registration; Transfer. Shares of the Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold, pledged or otherwise transferred prior to the date when they may be resold pursuant to Rule 144 under the Securities Act other than (i) to the Company, (ii) pursuant to an exemption from registration under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Until such time as it is no longer required pursuant to the Securities Act, certificates evidencing the Series A Preferred Stock shall contain a legend (the "Restricted Shares Legend") evidencing the foregoing restrictions in substantially the form set forth on the form of Series A Preferred Stock attached hereto as Exhibit A.

          5. Paying Agent and Conversion  Agent.  (a) The Company shall maintain
(i) an office or agency where shares of Series A Preferred Stock may be presented for payment (the "Paying Agent") and (ii) an office or agency where shares of Series A Preferred Stock may be presented for conversion (the "Conversion Agent"). The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. Notwithstanding the foregoing, the Company or any of its Affiliates may act as Paying Agent, Registrar, co-registrar or Conversion Agent and the Company shall be the initial Paying Agent and the initial Conversion Agent.

          (b) Neither the Company nor the Registrar shall be required (A) to issue, countersign or register the transfer of or exchange any share of Series A Preferred Stock during a period beginning at the opening of business 15 days before any Redemption Date and ending at the close of business on such Redemption Date or (B) to register the transfer of or exchange any share of Series A Preferred Stock so selected for redemption in whole or in part, except the unredeemed portion of any share of Series A Preferred Stock being redeemed in part.

          (c) If shares of Series A Preferred Stock are issued upon the transfer, exchange or replacement of shares of Series A Preferred Stock bearing the Restricted Shares Legend, or if a request is made to remove such Restricted Shares Legend on shares of Series A Preferred Stock, the shares of Series A Preferred Stock so issued shall bear the Restricted Shares Legend, or the Restricted Shares Legend shall not be removed, as the case may be, unless the Holders of such shares shall request that the Restricted Shares Legend be removed, and outside counsel for such Holders reasonably determines that the transfer of such shares is no longer restricted by the Securities Act.

          (d) If any payment due on the shares of Series A Preferred Stock is in cash, it shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least two Business Days prior to the applicable date of payment) to a United States dollar account maintained by the Holder with, a bank located in New York City; provided that at the option of the Company payment of dividends in cash may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the books and records of the Registrar maintained with respect to the Series A Preferred Stock.

          6. Dividend Rights. (a) The Company shall pay, and the Holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as, and if authorized by the Board of Directors (or any authorized committee thereof),
(i) cumulative dividends from the date of initial issuance of such shares of Series A Preferred Stock at a rate of 8% per annum on the amount of the then effective Liquidation Preference of the shares of Series A Preferred Stock ("Coupon Dividends") and (ii) distributions in an amount per share of Series A Preferred Stock equal to the product of the number of shares of Common Stock into which such shares of Series A Preferred Stock could then be converted, multiplied by the per share dividend (whether in cash or property), if any, declared on the Company's Outstanding Common Stock.

          (b) Coupon Dividends will be computed on the basis of a 360 day year of twelve 30 day months and will be payable (to the extent not accumulated in accordance with the terms hereof) in cash; provided that Coupon Dividends shall not be paid in cash (but instead shall accumulate) until the thirteenth Dividend Payment Date after the issuance of the Series A Preferred Stock. Coupon Dividends will be paid or accrued quarterly in arrears on each Dividend Payment Date, commencing June 1, 2000, for so long as the shares of Series A Preferred Stock are Outstanding. The Company may elect not to declare dividend payments on any Dividend Payment Date; provided, however, that Coupon Dividends on shares of the Series A Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Coupon Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Arrearages of unpaid Coupon Dividends ("Accumulated Dividends") will cumulate and compound quarterly at the rate of 8% per annum and such cumulated and compounded dividends shall thereafter constitute Accumulated Dividends. The Company will take all actions required or permitted under the General Corporation Law of the State of Delaware to permit the payment of dividends on the shares of Series A Preferred Stock.

          7. Payment of Dividend; Mechanics of Payment; Dividend Rights Preserved. (a) Coupon Dividends on any share of Series A Preferred Stock that are payable, and are punctually paid or duly provided for, on any Dividend Payment Date shall be paid in arrears to the Person in whose name such share of Series A Preferred Stock (or one or more predecessor shares of Series A
Preferred Stock) is registered at the close of business on the next preceding May 15, August 15, November 15 and February 15 (each, together with any record date established for the payment of Accumulated Dividends, a "Dividend Record Date"). Dividends payable pursuant to Section 6(a)(ii) shall be payable on the date set for payment thereof to Holders of shares of Series A Preferred Stock Outstanding on the record date established with respect to such dividends

          (b) Unless full cumulative dividends on all Outstanding shares of Series A Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then:

               (i) no dividend (other than (A), with respect to Junior Shares or Parity Shares, a dividend payable solely in any Junior Shares or Parity Shares, respectively, or (B) with respect to Parity Shares, a partial dividend paid pro rata on such Parity Shares and the shares of Series A Preferred Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any Junior Shares or Parity Shares, respectively;

               (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution, upon, any Junior Shares or Parity Shares, other than a distribution consisting solely of Junior Shares or Parity Shares, respectively;

               (iii) no Junior Shares or Parity Shares or any warrants, rights, calls or options (other than any cashless exercises of options or option buybacks) exercisable for or convertible into any Parity Share or Junior Share shall be purchased, redeemed or otherwise acquired or retired for value (other than in exchange for other Junior Shares or Parity Shares, respectively and other than any Series A Common Stock Warrant of the Company held by any Holder of Series A Preferred Stock) by the Company or any of its subsidiaries; and

               (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition of any Junior Shares or Parity Shares or any warrants, rights, calls or options exercisable for or convertible into any Parity Shares or Junior Shares by the Company or any of its subsidiaries (other than any cashless exercises of options or option buybacks).

          (c) The Company will notify the Registrar and make a public announcement no later than the close of business on the tenth Business Day prior to the record date for each dividend as to whether it will pay such dividend and, if so, the form of consideration it will use to make such payment.

          (d) Any Accumulated Dividends on any share of Series A Preferred Stock may be paid, subject to Section 6, by the Company in any lawful manner (which shall include the establishment of a record date not more than 45 days prior to the payment thereof) not inconsistent with the requirements of any securities exchange on which the shares of Series A Preferred Stock may be listed, and upon such notice (which shall precede the record date by at least ten Business Days) as may be required by such exchange, if, after notice given by the Company to the Registrar of the proposed payment pursuant to this clause (d), such manner of payment shall be deemed practicable by the Registrar.

          (e) Subject to the foregoing provisions of this Section 7, each share of Series A Preferred Stock delivered under this Certificate of Designation upon registration of transfer of or in exchange for or in lieu of any other share of Series A Preferred Stock shall carry the rights to unpaid Accumulated Dividends, that were carried by such other shares of Series A Preferred Stock.

          (f) The Holder of record of a share of Series A Preferred Stock at the close of business on a Dividend Record Date with respect to the payment of dividends on the shares of Series A Preferred Stock will be entitled to receive such dividends with respect to such share of Series A Preferred Stock on the corresponding Dividend Payment Date, notwithstanding the conversion of such share after such Dividend Record Date and prior to such Dividend Payment Date.

          8. Voting Rights. (a) The Holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

          (b) The Holders of record of shares of Series A Preferred Stock shall be entitled to vote on all matters that the Holders of the Company's Common Stock are entitled to vote upon on, with each share of Series A Preferred Stock having a number of votes equal to the number of shares of Common Stock into which such share could be converted as of the record date for such vote, in accordance with Section 12 of this Certificate of Designation.

          (c) The approval of the Holders of at least two thirds of the then Outstanding shares of Series A Preferred Stock voting or consenting, as the case may be, as one class, will be required for the Company to:

               (i) amend the Certificate of Incorporation, this Certificate of Designation or the By-Laws so as to (A) affect adversely the rights,
     preferences  (including,   without  limitation,   liquidation  preferences,
     conversion price, dividend rate and Optional Redemption provisions), privileges or voting rights of Holders of the shares of Series A Preferred Stock, or (B) increase or decrease the number of authorized shares of Series A Preferred Stock;

               (ii) in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, agree to any plan of recapitalization, consent to, approve or recommend any tender offer for any class or series of the Company's Capital Stock or consent to, approve or recommend any Change of Control of, or action which is expected to result in a Change of Control of, the Company or adopt a plan of liquidation or make any payments in liquidation or with respect to the winding up of the Company;

               (iii) enter into, or permit any of its subsidiaries to enter into, any agreement that would impose material restrictions on the Company's ability to honor the exercise of any rights of the Holders of the Series A Preferred Stock;

               (iv) issue or sell any equity securities of the Company which ranks senior to, or pari passu with, the Series A Preferred Stock in right of distribution or dividend or right of liquidation or issue or sell any class or series of equity securities which are convertible or exchangeable into or exercisable for any equity securities of the Company which rank senior to, or pari passu with, the Series A Preferred Stock in right of distribution, dividend or right of liquidation;

               (v) subdivide, consolidate, convert, reclassify or modify any Outstanding shares of the Company to the extent it would impair or reduce the rights of Holders of the Series A Preferred Stock; and

               (vi) pay any dividends on any class of stock (other than the Series A Preferred Stock) or redeem, purchase or repurchase or set aside any funds for the redemption, purchase or repurchase of, any shares of Capital Stock or other equity securities of the Company or any Subsidiary.

          (d) In exercising the voting rights set forth in Section 8(b), each share of Series A Preferred Stock shall be entitled to vote on an as-converted basis with the Holders of the Company's Common Stock. In exercising the other voting rights set forth in this Section 8, each share of Series A Preferred Stock entitled to vote shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series A Preferred Stock as a single class on any matter, then the Series A Preferred Stock shall have with respect to such matters one vote per $381.25 (or fraction thereof) of the aggregate Liquidation Preference plus all Accumulated Dividends.

          (e) Except as otherwise required by applicable law or as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the Holders thereof shall not be required for the taking of any corporate action.

          9. Ranking. (a) The shares of Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to all shares of Common Stock (whether issued in one or more classes) and to each other class of Capital Stock or series of Preferred Stock of the Company, the terms of which do not expressly provide that it ranks on a parity with, or senior to, the shares of Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to, together with all shares of Common Stock (whether issued in one or more classes) of the Company, as "Junior Shares");
(ii) on a parity with additional shares of Series A Preferred Stock issued by the Company and each other class of Capital Stock or series of Preferred Stock of the Company issued by the Company in compliance with the terms of Section 8, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Shares"); and (iii) junior to each class of Capital Stock or series of Preferred Stock of the Company issued by the Company in compliance with Section 8, the terms of which expressly provide that such class or series will rank senior to the shares of Series A Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Shares").

          (b) In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the Holders of the shares of Series A Preferred Stock then Outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the Holders of shares of Common Stock or Junior Shares by reason of their ownership thereof, the greater of (i) an amount equal to the then effective Liquidation Preference, plus all Accumulated Dividends, if any, plus an amount equal to all dividends accrued and unpaid from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up (the "Liquidation Amount") and
(ii) an amount equal to (x) the amount which would be payable with respect to one share of Common Stock (assuming the conversion of all Outstanding shares of Series A Preferred Stock immediately prior to such liquidation, dissolution or winding-up) multiplied by (y) the number of shares of Common Stock into which
(x) all issued and Outstanding shares of Series A Preferred Stock plus (y) all Accumulated Dividends, if any, in respect thereof, plus (z) all accrued and unpaid dividends in respect thereof from the last Dividend Payment Date to the date of such liquidation, conversion or winding up, could be converted immediately prior to such liquidation, dissolution or winding-up. If upon the occurrence of such event the assets of the Company shall be insufficient to permit the payment to such Holders of the full preferential amount described in the immediately preceding sentence and all liquidating payments on all Parity Securities, the entire assets of the Company legally available for distribution shall be distributed among the Holders of the shares of Series A Preferred Stock and the Holders of all Parity Shares ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such Parity Securities if all amounts payable thereon were paid in full.

          10. Redemption. (a) The shares of Series A Preferred Stock may be redeemed at any time commencing on or after June 1, 2005, in whole or from time to time in part, at the election of the Company (the "Optional Redemption"), at a redemption price per share (the "Optional Redemption Price") in cash equal to the greater of (i) 100% of the then effective Liquidation Amount applicable to such share (treating the applicable date of redemption (the "Optional Redemption Date") as the date of liquidation dissolution or winding-up for such purpose) and (ii) the product of (A) the Current Market Value multiplied by (B) the number of shares of Common Stock into which such share of Series A Preferred Stock (assuming for this purpose that all Accumulated Dividends, if any, and all accrued and unpaid dividends from the last Dividend Payment Date to the applicable Optional Redemption Date with respect to such share of Series A Preferred Stock had been paid immediately prior to such Optional Redemption Date through the issuance of shares of Series A Preferred Stock with a Liquidation Preference equal to the amount of such Accumulated Dividends and accrued and unpaid dividends) could be converted on the applicable Optional Redemption Date.

          (b) If on June 1, 2007, the Current Market Value of one share of Common Stock is less than or equal to an amount equal to (x) 110% of the then current Liquidation Amount with respect to one share of Series A Preferred Stock (determined as if June 1, 2007, is the date of liquidation, dissolution or winding-up) divided by (y) a number equal to the number of shares of Common Stock into which (i) one share of Series A Preferred Stock, plus (ii) all Accumulated Dividends, if any, attributable to such share of Series A Preferred Stock, plus (iii) all accrued and unpaid dividends in respect of one share of Series A Preferred Stock from the last Dividend Payment Date to June 1, 2007, could be converted in accordance with the terms hereof, then, for the one year period immediately following June 1, 2007, each Holder of Series A Preferred Stock shall have the right, but not the obligation, to require the Company to purchase all or any part of the shares of Series A Preferred Stock held by such Holder on a date (which shall be a Business Day) specified by such Holder (the "Holders' Redemption Date") in a written notice to the Company specifying the applicable Holders' Redemption Date and the number of shares of Series A Preferred to be redeemed on such date at a redemption price per share (the "Holders' Redemption Price") in cash equal to 100% of the then effective Liquidation Amount (determined as if the applicable Holders' Redemption Date is the date of liquidation, dissolution or winding up) with respect to such share of Series A Preferred Stock.

          (c) In the event of a redemption of fewer than all the shares of Series A Preferred Stock pursuant to Section 10(a), the shares of Series A Preferred Stock will be chosen for redemption by the Registrar from the Outstanding shares of Series A Preferred Stock not previously called for redemption, pro rata or by lot or by such other method as the Registrar shall deem fair and appropriate, provided that the Company may redeem (an "Odd-lot Redemption") all shares held by Holders of fewer than 100 shares of Series A Preferred Stock (or by Holders that would hold fewer than 100 shares of Series A Preferred Stock following such redemption) prior to its redemption of other shares of Series A Preferred Stock. If fewer than all the shares of Series A Preferred Stock represented by any share certificate are so to be redeemed, (i) the Company shall issue a new certificate for the shares not redeemed and (ii) if any shares represented thereby are converted before termination of the conversion right with respect to such shares, such converted shares shall be deemed (so far as may be) to be the shares represented by such share certificate that was selected for redemption. Shares of Series A Preferred Stock that have been converted during a selection of shares of Series A Preferred Stock to be redeemed shall be treated by the Registrar as Outstanding for the purpose of such selection but not for the purpose of the payment of the Redemption Price and, for the avoidance of doubt, any shares of Common Stock issued upon the conversion prior to the Redemption Date of any shares of Series A Preferred Stock which are called for redemption shall not be redeemed and shall remain Outstanding.

          (d) In the event the Company elects to effect an Optional Redemption, the Company shall (i) make a public announcement of the redemption and (ii) give a redemption notice (the "Redemption Notice") to the Holders not fewer than 30 days nor more than 60 days before the applicable Optional Redemption Date. Whenever a Redemption Notice is required to be delivered to the Holders, such Notice shall provide the information set forth below and be given by first class mail, postage prepaid to each Holder of shares of Series A Preferred Stock to be redeemed, at such Holder's address appearing in the Series A Preferred Stock Share Register. All Redemption Notices shall identify the shares of Series A Preferred Stock to be redeemed (including CUSIP number) and shall state:

               (i) the Redemption Date;

               (ii) the Redemption Price;

               (iii) if fewer than all the Outstanding shares of Series A Preferred Stock are to be redeemed, the identification (and, in the case of partial redemption, the certificate number, the total number of shares represented thereby and the number of such shares being redeemed on the Redemption Date) of the particular shares of Series A Preferred Stock to be redeemed;

               (iv) that, on the Redemption Date, the Redemption Price will become due and payable upon each such share of Series A Preferred Stock to be redeemed and that dividends thereon will cease to accrue on and after said date;

               (v) the conversion price and the date on which the right to convert shares of Series A Preferred Stock to be redeemed will terminate and the place or places where such shares of Series A Preferred Stock may be surrendered for conversion; and

               (vi) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment of the Redemption Price.

          The Redemption Notice shall be given by the Company or, at the Company's request, by the Registrar in the name and at the expense of the Company; provided that if the Company so requests, it shall provide the Registrar adequate time, as reasonably determined by the Registrar, to deliver such notices in a timely fashion.

          (e) Prior to any Redemption Date, the Company shall deposit with the Registrar or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of consideration sufficient to pay the Redemption Price of all the shares of Series A Preferred Stock that are to be redeemed on that date. If any share of Series A Preferred Stock called for redemption is converted, any consideration deposited with the Registrar or with any Paying Agent or so segregated and held in trust for the redemption of such share of Series A Preferred Stock shall be paid or delivered to the Company upon Company Order or, if then held by the Company, shall be discharged from such trust.

          (f) Notice of redemption having been given as aforesaid, the shares of Series A Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable at the applicable Redemption Price, and from and after such date (unless the Company shall default in the payment of the applicable Redemption Price) dividends on such shares of Series A Preferred Stock shall cease to accrue and such shares shall cease to be convertible into shares of Common Stock. Upon surrender of any such shares of Series A Preferred Stock for redemption in accordance with said notice, such shares of Series A Preferred Stock shall be redeemed by the Company at the applicable Redemption Price. If any share of Series A Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof shall, until paid, bear interest from the Redemption Date at the dividend rate payable on the shares of Series A Preferred Stock.

          (g) Any certificate that represents more than one share of Series A Preferred Stock and is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose (with, if the Company or the Registrar so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Registrar shall countersign and deliver to the Holder of such share of Series A Preferred Stock without service charge, a new Series A Preferred Stock certificate or certificates, representing any number of shares of Series A Preferred Stock as requested by such Holder, in aggregate amount equal to and in exchange for the number of shares not redeemed and represented by the Series A Preferred Stock certificate so surrendered.

          (h) If a share of Series A Preferred Stock is redeemed subsequent to a Dividend Record Date with respect to any Dividend Payment Date specified above and on or prior to such Dividend Payment Date, then any accumulated but unpaid dividends will be paid to the Person in whose name such share of Series A Preferred Stock is registered at the close of business on such Dividend Record Date.

          11. Method of Payments. The Company shall make any Coupon Dividend payments (to the extent not accumulated in accordance with terms hereof) in cash when, and if, declared. Dividends payable pursuant to Section 6(a)(ii) shall be payable in the same form as the related common stock dividends.

          12. Conversion. (a) Subject to and upon compliance with the provisions of this Certificate of Designation, at the option of the Holder thereof, any share of Series A Preferred Stock may be converted at any time, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100 of a share) equal to (i) the sum of (x) the then effective Liquidation Preference thereof, plus (y) all Accumulated Dividends in respect thereof, if any, plus (z) all accrued and unpaid dividends in respect thereof from the last Dividend Payment Date to the date of conversion, divided by (ii) the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. In case a share of Series A Preferred Stock is called for redemption, such conversion right in respect of the share so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

          The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall initially be equal to $38.125. The Conversion Price shall be adjusted in certain instances as provided in Section 12(d) and Section 12(e).

          (b) In order to exercise the conversion privilege, the Holder of any share of Series A Preferred Stock to be converted shall surrender the certificate for such share, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such share or, if fewer than all the shares of Series A Preferred Stock represented by a single share certificate are to be converted, the number of shares represented thereby to be converted.

          Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such shares as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12(c).

          In the case of any conversion of fewer than all the shares of Series A Preferred Stock evidenced by a certificate, upon such conversion the Company shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Company, a new certificate or certificates representing the number of unconverted shares of Series A Preferred Stock.

          (c) No fractional shares of Common Stock shall be issued upon the conversion of a share of Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any share of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the closing price (as defined in Section 12(d)(v)) per Common Share at the close of business on the Business Day prior to the day of conversion.

          (d) The Conversion Price shall be adjusted from time to time by the Company as follows:

               (i) If the Company shall hereafter pay a dividend or make a distribution to Holders of the Outstanding shares of Common Stock (other than a dividend or distribution in which the Holders of the Series A Preferred Stock participate in accordance with Section 6(a)) in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding at the close of business on the Common Stock Record Date (as defined in Section 12(d)(v)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Common Stock Record Date. If any dividend or distribution of the type described in this Section 12(d)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared;

               (ii) If the Company shall issue, sell or distribute any shares of
     Common Stock (including, without limitation, any ETG Earnout Shares, which such ETG Earnout Shares shall, for purposes of this Section 12(d)(ii) be deemed issued for no additional consideration) or issue, sell or distribute options, rights or warrants to any Person entitling them to subscribe for or purchase shares of Common Stock or issue, sell or distribute convertible or exchangeable securities which are convertible or exchangeable for shares of Common Stock, in each case, at a price per share less than $14.61, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date immediately prior to such sale, issuance or distribution of shares, options, rights, warrants or exchangeable or convertible securities by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding at the close of business on such date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be issued, sold or distributed or subject to such options, rights, warrants or exchangeable or convertible securities would purchase at a price of $14.61 per share and of which the denominator shall be the number of shares of Common Stock Outstanding at the close of business on such date plus the total number of additional shares of Common Stock to be issued, sold or distributed or subject to such options, rights, warrants or exchangeable or convertible securities for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the issuance, sale or distribution of such shares, options, rights, warrants or exchangeable or convertible securities. To the extent that shares of Common Stock are not delivered pursuant to such options, rights, warrants or exchangeable or convertible securities, upon the expiration or termination of such options, rights, warrants or exchangeable or convertible securities the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect had the adjustments made upon the issuance of such options, rights, warrants or exchangeable or convertible securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such shares, options, rights, warrants or exchangeable or convertible securities are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of shareholders entitled to receive such shares, options, rights, warrants or exchangeable or convertible securities had not been fixed. In determining whether any shares, options, rights, warrants or exchangeable or convertible securities entitle the Holders to subscribe for or purchase shares of Common Stock at less than $14.61 per share, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such options, rights, warrants or exchangeable or convertible securities, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors and the amount of any exercise price or subscription price required to be paid upon exercise of such options, rights, warrants or exchangeable or convertible securities ;

               (iii) If the Outstanding shares of Common Stock shall be subdivided or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the Outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective;

               (iv) If any event occurs as to which the foregoing provisions of this Section 12(d) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the conversion rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or decreasing the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock.

               (v) For purposes of this Section 12(d), the following terms shall have the meaning indicated:

               "closing price" with respect to any securities on any day means the closing price on such day or, if no such sale takes place on such day, the average of the reported high and low prices on such day, in each case on the Nasdaq National Market or the New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such national market or exchange, on the principal national securities exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system in the United States, the average of the high and low prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated or a similar generally accepted reporting service in the United States, or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors.

               "Common Stock Record Date" shall mean with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

               (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12(d)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made by the Company and shall be made to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock.

               (vii) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Registrar an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each Holder of shares of Series A Preferred Stock at such Holder's last address appearing on the register of Holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

               (viii) In any case in which this Section 12(d) provides that an adjustment shall become effective immediately after a Common Stock Record Date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any share of Series A Preferred Stock converted after such Common Stock Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment.

               (ix) For purposes of this Section 12(d), the number of shares of Common Stock at any time Outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

               (x) Notwithstanding anything to the contrary set forth herein, this Section 12 shall not apply, and no adjustment to the Conversion Price shall be made with respect to (A) compensatory or incentive stock options (or any shares of Common Stock issued upon the exercise thereof) issued pursuant to employee stock option plans of the Company which have been approved by the Board of Directors of the Company, (B) issuances of Common Stock to employees, officers, directors and consultants of the Company, pursuant to employee benefit plans approved by the Board of Directors of the Company, (C) shares of Common Stock issued upon the conversion of the Series A Preferred Stock, or (D) shares of Common Stock issued upon exercise of the Warrants.

               (xi) Notwithstanding anything to the contrary set forth herein, for federal income tax purposes (but not for any other purpose of this Certificate of Designation), any adjustments to the Conversion Price made in respect of any ETG Earnout Shares shall be treated as an adjustment to the purchase price of the Series A Preferred.

          (e) Subject to Section 13, in case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of Outstanding shares of Common Stock of the Company), or in case of any sale, conveyance or transfer of all or substantially all the assets of the Company, the Holder of each share of Series A Preferred Stock shall have the right thereafter, during the period such share of Series A Preferred Stock shall be convertible as specified in Section 12(a), to convert such share of Series A Preferred Stock into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by a Holder of the number of shares of shares of Common Stock of the Company into which such share of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger, conveyance or transfer, assuming such Holder of shares of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer (provided that, if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer is not the same for each Common Share of the Company in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this
Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such securities shall provide for adjustments which, for events subsequent to the effective date of the triggering event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, conveyances or transfers.

          (f) If the Company shall take any action requiring an adjustment to the Conversion Price pursuant to Section 12(d) or 12(e), then the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series A Preferred Stock, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the shares of Series A Preferred Stock Register, at least 20 Business Days (or 10 Business Days in any case specified in clause (i) or (ii) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the Holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that Holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give the notice required by this Section 12(f) or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

          (g) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of shares of Series A Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding shares of Series A Preferred Stock.

          (h) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto.

          13. Change of Control. (a) If a Change of Control shall have occurred (the date of such occurrence being a "Change of Control Date"), the Company shall cause to be filed with the Registrar and at each office or agency maintained for the purpose of conversion of shares of Series A Preferred Stock, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Series A Preferred Stock Register, in any case within 10 days after the Change of Control Date, a notice stating (1) the Change of Control Date, (2) the fact that Holders shall, if the Change of Control Date occurs prior to the third anniversary of the Closing Date, receive the Special Payment on such shares, (3) the fact that Holders of the Series A Preferred Stock shall have the right to require the Company to purchase all or any part of its Outstanding shares of Series A Preferred Stock (including any and all shares received as part of the Special Payment) at a price equal to 101% of the sum of
(x) the aggregate Liquidation Preference thereof plus (y) all Accumulated Dividends in respect of such shares plus (z) all accrued and unpaid dividends thereon from the last Dividend Payment Date, (4) the relevant circumstances and facts regarding such Change of Control and (5) the instructions that such Holder must follow in order to exercise the rights identified above.

          (b) Upon the occurrence of a Change of Control, if the Change of Control Date occurs prior to the third anniversary of the Closing Date, the Holders of the Series A Preferred Stock shall become entitled to receive the Special Payment with respect to such shares, and the Company shall pay, and each Holder shall be entitled to receive for each share of Series A Preferred Stock held (or deemed to be held) by such Holder on the Change of Control Date
(without giving effect to any conversion or redemption of shares of Series A Preferred Stock on the Change of Control Date and assuming for this purpose that all Accumulated Dividends, if any, and all accrued and unpaid dividends from the last Dividend Payment Date to the Change of Control Date, with respect to such shares of Series A Preferred Stock had been paid immediately prior to the Change of Control Date through the issuance of shares of Series A Preferred Stock with a Liquidation Preference equal to the amount of such Accumulated Dividends and accrued and unpaid dividends), shares of Series A Preferred Stock, with a Liquidation Preference equal to the product of (x) the Share Factor with respect to such share and (y) the Aggregate Special Payment Amount (the "Special Payment"). Such Special Payment shall accrue as of the Change of Control Date whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividend and whether or not such dividend is declared and shall be in all respects identical to any other dividend declared or accrued on the Series A Preferred Stock and all provisions of this Certificate of Designation applicable to dividends shall apply to such Special Payment (except as set forth above).

          (c) Each Holder of Series A Preferred Stock shall have the right, but not the obligation, at any time and from time to time during the 60 day period after the receipt by such Holder of the notice specified in Section 13(a), to sell to the Company (the "put") any or all of such Holder's shares of Series A Preferred Stock (including any and all shares received as part of the Special Payment) for a price equal to 101% of the sum of (x) the aggregate Liquidation Preference of such shares of Series A Preferred Stock plus (y) all Accumulated Dividends, if any, related to such shares, plus (z) all accrued and unpaid dividends related to such shares from the last Dividend Payment Date through the date such shares are purchased by the Company (the "Put Price").

          Each Holder of Series A Preferred Stock may exercise the put by delivering to the Company a written notice specifying (i) the number of shares of Series A Preferred Stock that are subject to the put and (ii) the date on which the put shall be exercised (the "Put Exercise Date").

          On the Put Exercise Date, (i) such Holder shall deliver to the Company the certificates representing the number of shares of Series A Preferred Stock subject to the put and (ii) the Company shall deliver to such Holder, in immediately available funds, the applicable Put Price for each share of Series A Preferred Stock subject to the put.

          14. Consolidation, Merger, Conveyance or Transfer. Without the vote or consent of the Holders of the Series A Preferred Stock as set forth in Section 8(c), the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person.

          15. SEC Reports, Reports by Company. So long as any shares of Series A Preferred Stock are Outstanding, the Company shall file with the SEC and, within 15 days after it files them with the SEC, with the Registrar and, if requested, furnish to each Holder of shares of Series A Preferred Stock all annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports pursuant to the Exchange Act the Company will nevertheless file such reports with the SEC (unless the SEC will not accept such a filing). Whether or not required by the Exchange Act to file SEC Reports with the SEC, so long as any shares of Series A Preferred Stock are Outstanding, the Company will furnish or cause to be furnished copies of the SEC Reports to the Holders of shares of Series A Preferred Stock at the time the Company is required to make such information available to the Registrar and to prospective investors who request it in writing.

          16. Rights to Purchase. (a) The Company shall not sell or issue (other than in an underwritten public offering) any shares of Capital Stock of the Company, or other securities convertible into or exchangeable for Capital Stock of the Company, or options, warrants or rights carrying any rights to purchase Capital Stock of the Company, unless the Company first submits a written offer to the Holders of Series A Preferred Stock identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offer to each of the Holders of Series A Preferred Stock the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities so offered on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities.

          (b) The Company's offer pursuant to this Section 16 shall remain open and irrevocable for a period of 30 days, and the recipients of such offer (the "Purchasers") shall elect to purchase by giving written notice thereof to the Company within such 30-day period, including therein the maximum number of shares or other securities which the Purchasers would purchase (not to exceed their Pro Rata Allotment), with the rights of electing Purchasers to purchase such additional shares to be based upon the relative holdings of Common Stock (including shares of Common Stock issuable upon conversion of Series A Preferred Stock and upon the exercise of Series B Common Stock Warrants) of the electing Purchasers in the case of over-subscription.

          (c) For the purpose of this Section 16, each Purchaser's "Pro Rata Allotment" of such securities shall be based on the ratio of the shares of Common Stock based on such Holders' ownership of Series A Preferred Stock and Series A Common Stock Warrants (in each case on an as-converted and/or as exercised basis) held by he, she or it on an as-converted basis bears to all the issued and Outstanding shares of Common Stock held by all of the Purchasers calculated on a fully-diluted basis giving effect to the conversion of convertible securities and the exercise of all Outstanding options and warrants as of the date of such written offer.

          (d) Any securities offered pursuant to this Section 16 which are not purchased pursuant to such offer may be sold by the Company but only on the terms and conditions set forth in the initial offer, at any time within 90 days following the termination of the above-referenced 30-day period but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 90-day period without renewed compliance with this Section 16.

          (e) Notwithstanding the foregoing, the right to purchase granted under this Section 16 shall be inapplicable with respect to any issuance or proposed issuance by the Company of (i) securities issued in connection with the acquisition of another corporation by the Company, whether by merger, purchase of all or substantially all of the assets of such corporation, or otherwise,
(ii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization of the Company's stock, (iii) securities issued upon exercise or conversion of any option, warrant or convertible security approved by the Board of Directors, (iv) compensatory or incentive stock options (or any shares of Common Stock issued upon the exercise thereof) issued pursuant to employee stock option plans of the Company which have been approved by the Board of Directors of the Company; and (v) issuances of Common Stock to employees, officers, directors and consultants of the Company, pursuant to employee benefit plans approved by the Board of Directors of the Company.

          (f) The rights of the Holders of Series A Preferred Stock are transferable to each transferee of Series A Preferred Stock or Common Stock held by such Holders.

          17. Definitions. For purposes of this Certificate of Designation, the following terms shall have the meaning set forth below:

          "Accumulated Dividends" has the meaning set forth in Section 6(b).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Change of Control Date Accreted Value" means the product obtained by multiplying (x) the Change of Control Date Accreted Value by (y) the number of shares of Series A Preferred Stock Outstanding as of the Change of Control Date (without giving effect to any conversion or redemption of shares of Series A Preferred Stock on the Change of Control Date).

          "Aggregate Special Payment Amount" means the difference (if positive) between (x) the Aggregate Three Year Accreted Value and (y) the Aggregate Change of Control Date Accreted Value.

          "Aggregate Three Year Accreted Value" means the product obtained by multiplying (x) the Three Year Accreted Value by (y) the number of shares of Series A Preferred Stock Outstanding on the Change of Control Date (without giving effect to any conversion or redemption of shares of Series A Preferred Stock on the Change of Control Date).

          "Board of Directors" has the meaning set forth in the Recitals.

          "Business Day" means any day other than a Saturday, a Sunday, or a day when banks in The City of New York are authorized to be closed.

          "By-Laws" has the meaning set forth in the Recitals.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such Person's capital stock, whether Outstanding on the Closing Date or issued after the Closing Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

          "Certificate of Incorporation" has the meaning set forth in the recitals.

          "Change of Control" means the occurrence of any of the following events: (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the Company or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the Holders of the Outstanding Voting Capital Stock of the Company immediately prior to such transaction hold less than 50% of the Outstanding Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction or immediately after such transaction any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Capital Stock of the surviving or transferee company or its parent company immediately after the transaction as applicable or
(c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office or (d) any transaction subject to Rule 13e-3 under the Exchange Act if following such Rule 13e-3 transaction a Person owns more than 50% of the total Voting Capital Stock of the Company.

          "Change of Control Date" has the meaning set forth in Section 13(a).

          "Change of Control Date Accreted Value" means with respect to each $381.25 of original Liquidation Preference, the value that $381.25 would accrete to between the Closing Date and the Change of Control Date compounded quarterly at an annual rate of 8%.

          "Closing  Date" means any Closing Date under the  Purchase  Agreement.

          "closing  price"  has the  meaning  set  forth  in  Section  12(d)(v).

          "Common Stock Record Date" has the meaning set forth in Section 12(d)(v).

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Company" has the meaning set forth in the Recitals.

          "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

          "Conversion Agent" has the meaning set forth in Section 5(a).

          "Conversion Price" has the meaning set forth in Section 12(a).

          "Coupon Dividends" has meaning set forth in Section 6(a).

          "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, or (ii) if the security is registered under the Exchange Act, the average of the daily closing bid prices (or the equivalent in an over-the-counter market) for each Business Day during the period commencing 15 Business Days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days before such date, the average of the daily closing bid prices (or such equivalent) for all of the Business Days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least ten Business Days in such period, the "Current Market Value" of the security shall be determined as if the security were not registered under the Exchange Act.

          "Dividend Payment Date" means each June 1, September 1, December 1 and March 1, provided, however, that if such date shall not be a Business Day, then the Dividend Payment Date shall be the next Business Day.

          "Dividend Record Date" has the meaning set forth in Section 7(a).

          "ETG Earnout Shares" shall mean any shares of Common Stock issued subsequent to April 7, 2000, pursuant to the terms of the Asset Purchase Agreement dated as of December 16, 1998, by and among the Company, COSI Acquisition Corp., Enterprise Technology Group, Incorporated and certain stockholders of Enterprise Technology Group, Incorporated as amended from time to time, (including, without limitation, Sections 3.3 and 3.4 thereof).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" means the Person in whose name the Series A Preferred Stock is registered.

          "Holders' Redemption Date" has the meaning set forth in Section 10(b).

          "Holders'  Redemption  Price"  has the  meaning  set forth in  Section
10(b).

          "Issuance Price" of each share of Series A Preferred Stock means, $381.25 the original purchase price of such share.

          "Junior Shares" has the meaning set forth in Section 9(a).

          "Liquidation Amount" has the meaning set forth in Section 9(b).

          "Liquidation Preference" has meaning set forth in Section 3.

          "nonelecting  share"  has the  meaning  set  forth in  Section  12(e).

          "Odd-lot Redemption" has the meaning set forth in Section 10(c).

          "Officers' Certificate" means a certificate of the Company signed in the name of the Company by its Chairman of the Board, its President or a Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary.

          "Optional Redemption" has the meaning set forth in Section 10(a).

          "Optional Redemption Date" has the meaning set forth in Section 10(a).

          "Optional  Redemption  Price"  has the  meaning  set forth in  Section
10(a).

          "Outstanding" means when used with respect to shares of Series A Preferred Stock, as of the date of determination, all shares of Series A Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except (a) shares of Series A Preferred Stock theretofore converted into shares of Common Stock in accordance with Section 12 and shares of Series A Preferred Stock theretofore canceled by the Registrar or delivered to the Registrar for cancellation; (b) shares of Series A Preferred Stock for whose payment or redemption money in the necessary amount has been theretofore deposited with the Registrar or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such shares of Series A Preferred Stock; provided that, if such shares of Series A Preferred Stock are to be redeemed, notice of such redemption has been duly given pursuant to this Certificate of Designation or provision therefor satisfactory to the Registrar has been made; and (c) shares of Series A Preferred Stock (x) that are mutilated, destroyed, lost or stolen which the Company has decided to pay or (y) in exchange for or in lieu of which other shares of Series A Preferred Stock have been authenticated and delivered pursuant to this Certificate of Designation; provided, however, that, in determining whether the Holders of the shares of Series A Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, shares of Series A Preferred Stock owned by the Company or any other obligor upon the shares of Series A Preferred Stock or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only shares of Series A Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded. Shares of Series A Preferred Stock so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Registrar the pledgee's right so to act with respect to such shares of Series A Preferred Stock and that the pledgee is not the Company or any other obligor upon the shares of Series A Preferred Stock or any Affiliate of the Company or of such other obligor.

          "Parity Shares" has the meaning set forth in Section 9(a).

          "Paying Agent" has the meaning set forth in Section 5(a).

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now Outstanding or issued after the date hereof, including all series and classes of such preferred or preference stock.

          "Pro Rata Allotment" has the meaning set forth in Section 16(c).

          "Purchase Agreement" means the Securities Purchase Agreement dated April 7, 2000, among the Company and the Purchaser named therein.

          "Purchasers" has the meaning set forth in Section 16(b).

          "put" has the meaning set forth in Section 13(c).

          "Put Exercise Date" has the meaning set forth in Section 13(c).

          "Put Price" has the meaning set forth in Section 13(c).

          "Redemption Date" means any Optional Redemption Date or any Holders' Redemption Date.

          "Redemption Notice" has the meaning set forth in Section 10(d).

          "Redemption Price" means the Optional Redemption Price or the Holders' Redemption Price as the case may be.

          "Registrar" has the meaning set forth in Section 3.

          "Restricted Shares Legend" has the meaning set forth in Section 4.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the adoption of this Certificate of Designation such commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

          "SEC Reports" has the meaning set forth in Section 15.

          "Securities Act" has the meaning set forth in Section 4.

          "Senior Shares" has the meaning set forth in Section 9(a).

          "Series A Preferred Stock" has the meaning set forth in Section 1.

          "Share Factor" means with respect to each share of Series A Preferred Stock, a fraction, the numerator of which is the Liquidation Preference of such share as of the Change of Control Date, without giving effect to the Special Payment, and the denominator of which is the aggregate Liquidation Preference of all Outstanding shares of Series A Preferred Stock as of the Change of Control Date, without giving effect to the Special Payment.

          "Special Payment" has the meaning set forth in Section 13(b).

          "Three Year Accreted Value" means with respect to each $381.25 of original Liquidation Preference, $483.52.

          "Voting Capital Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person ordinarily entitling the Holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable governing body of such Person.

          "Warrants" means the warrants issued pursuant to the Warrant Agreement dated as of May 10, 2000, between the Company and each of the warrantholders party thereto.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed by Robert B. Wallach, President of the Company, and attested by Nicholas J. Letizia, Secretary of the Company, this 10th day of May 2000.


                                 COMPUTER OUTSOURCING SERVICES, INC.


                                 By: /s/Robert B. Wallach
                                    --------------------------------
                                    Name:   Robert B. Wallach
                                    Title:  President


ATTEST:


By /s/ Nicholas J. Letizia
  -------------------------------
     Name:   Nicholas J. Letizia
     Title:  Secretary

                                                                       EXHIBIT A

                                FACE OF SECURITY


"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

                                                                Number of Shares
Number:  __________                                              ________ Shares

                                                   144A CUSIP NO.:  [__________]
                                                     IAI CUSIP NO.: [__________]


          SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                    DUE 2007
                                       OF
                       COMPUTER OUTSOURCING SERVICES, INC.

[TO BE UPDATED TO REFLECT THE FINAL TERMS IN THE CERTIFICATE OF DESIGNATIONS]

          Computer Outsourcing Services, Inc., a company organized under the laws of Delaware (the "Company"), hereby certifies that [HOLDERS] (the "Holders") is the registered owner of [_____________] fully paid and non-assessable preference securities of the Company designated the Series A Cumulative Convertible Participating Preferred Stock due 2007, par value U.S.$0.01 (the "Preferred Stock") having a liquidation value equal the sum of
(x) to the original purchase price per share plus (y) all Accumulated Dividends, if any, in respect thereof, plus (z) all accrued and unpaid dividends from the last Dividend Payment Date . The shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation of the Company dated May 10, 2000, as the same may be amended from time to time in accordance with its terms (the "Preferred Stock Certificate of Designation"). Capitalized terms used herein but not defined shall have the meaning given them in the Preferred Stock Certificate of Designation. The Company will provide a copy of the Preferred Stock Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.

          Reference is hereby made to select provisions of the Preferred Stock set forth on the reverse hereof, and to the Preferred Stock Certificate of Designation, which select provisions and the Preferred Stock Certificate of Designation shall for all purposes have the same effect as if set forth at this place.

          Upon receipt of this certificate, the Holder is bound by the Preferred Stock Certificate of Designation and is entitled to the benefits thereunder.

          Unless the Transfer Agent's valid countersignature appears hereon, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Preferred Stock Certificate of Designation or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has executed this certificate as of the date set forth below.


                                            COMPUTER OUTSOURCING SERVICES, INC.


                                               By
                                                 ------------------------------
                                                 Name:
                                                 Title:

[Seal]
                                               By
                                                 ------------------------------
                                                 Name:
                                                 Title:

Dated:

                               REVERSE OF SECURITY


                       COMPUTER OUTSOURCING SERVICES, INC.


          Series A Cumulative Convertible Preferred Stock due 2007

          Dividends on each share of Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Preferred Stock Certificate of Designation. Dividends may be paid, to the extent not cumulated in accordance with the terms of the Preferred Stock Certificate of Designation.

          The shares of Preferred Stock shall be redeemable as provided in the Preferred Stock Certificate of Designation. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Preferred Stock Certification of Designation.

          The Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears-on the other side of this Convertible Preferred Stock Certificate)

Signature Guarantee:  ____________________(1)

---------------------
1 Signature must be guaranteed by an "eligible guarantor institution" (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

                              NOTICE OF CONVERSION



                    (To be Executed by the Registered Holder in order to Convert the Preferred Stock)

          The undersigned hereby irrevocably elects to convert (the "Conversion") shares of Series A Cumulative Convertible Preferred Stock due 2007 (the "Preferred Stock"), represented by stock certificate No(s). __________ (the "Preferred Stock Certificates") into shares of common stock, par value U.S. $.01 per share ("Common Stock"), of Computer Outsourcing Services, Inc. (the "Company") according to the conditions of the Certificate of Designation establishing the terms of the Preferred Stock (the "Preferred Stock Certificate of Designation"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).(1)

          The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act.

          Capitalized  terms used but not defined herein shall have the meanings
ascribed  thereto  in  or  pursuant  to  the  Preferred  Stock   Certificate  of
Designation.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Signature:

Name:

Address:(2)

Fax No.:



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(1)   The  Company is not  required  to issue  shares of Common  Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Preferred Stock Certificate(s) to be converted.

(2) Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.